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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2004

Frontier Airlines, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-24126	84-1256945
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 Tower Road, Denver, Colorado		80249
(Address of principal executive offices)		(Zip Code)

(720) 374-4200
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

        On August 23, 2004, the Board of Directors of Frontier Airlines, Inc. ("Frontier") approved an amendment to the Frontier Airlines, Inc. Rights Agreement dated as of February 20, 1997, as amended (the "Rights Agreement") to (i) remove the requirement that a majority of the Continuing Directors (as defined in the Rights Agreement) approve the redemption of the Rights (as defined in the Rights Agreement) in certain circumstances, and (ii) remove the requirement that the Continuing Directors determine that the value of securities to be exchanged for the Rights under Section 24(c) of the Rights Agreement provides equal value to the market price of Frontier's Common Stock. The Fifth Amendment to Rights Agreement is attached hereto as Exhibit 4.4.E.

Item 9.01 Financial Statements and Exhibits.

        Exhibit 4.4.E. Fifth Amendment to Rights Agreement dated August 23, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FRONTIER AIRLINES, INC.
Date: August 24, 2004	By:	/s/ JEFF S. POTTER
	Its:	President and CEO
	By:	/s/ PAUL H. TATE
	Its:	CFO

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  Item 3.03. Material Modifications to Rights of Security Holders.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE